                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

The Company adopted SFAS No. 128, "Earnings Per Share," during 1997. SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. All prior period weighted average and per share information has been restated in accordance with SFAS No. 128. Outstanding stock options and warrants issued by the Company represent the only dilutive effect on weighted average shares. A reconciliation between basic and diluted weighted average shares outstanding and the related earnings per share calculation is presented below:

Basic and diluted EPS for the three months ended June 30, 1998 and 1997, were computed as follows:

                                              Three Months Ended June 30,
                                              ----------------------------
                                                   1998           1997
                                              --------------  ------------
Basic EPS Computation:

      Net income (loss)                          $ (755,758)    $  813,949

      Less preferred stock dividends                 15,681         22,650
                                                 ----------     ----------
      Net income (loss) available to common
      stockholders                               $ (771,439)    $  791,299
                                                 ==========     ==========
      Weighted average shares outstanding         5,906,584      5,856,584
                                                 ----------     ----------
Basic EPS                                        $    (0.13)    $     0.14
                                                 ==========     ==========
Diluted EPS Computation:

      Net income (loss) available to common
      stockholders                               $ (771,439)    $  791,299
                                                 ==========     ==========
      Weighted average shares outstanding         5,906,584      5,856,584

      Incremental shares for assumed exercise
      of securities

          Warrants                                       --         37,829
          Options                                   289,044        470,679
                                                 ----------     ----------
                                                  6,195,628      6,365,092
                                                 ==========     ==========
Diluted EPS (note)                               $              $     0.12
                                                 ==========     ==========

The 227,750 shares of convertible preferred stock were not included in the computation of diluted EPS as their effect is anti-dilutive. The diluted EPS computation for the three months ended June 30, 1998 is not presented since its effect is anti-dilutive.

Basic and diluted EPS for the six months ended June 30, 1998 and 1997, were computed as follows:

                                                    Six Months Ended June 30,
                                                    -------------------------
                                                        1998         1997
                                                    ------------  -----------
Basic EPS Computation:

     Net income                                       $   77,502   $1,636,405

     Less preferred stock dividends                       38,332       45,301
                                                      ----------   ----------
     Net income available to common stockholders      $   39,170   $1,591,104
                                                      ==========   ==========
     Weighted average shares outstanding               5,906,584    5,818,385
                                                      ----------   ----------
Basic EPS                                             $     0.01   $     0.27
                                                      ==========   ==========
Diluted EPS Computation:
     Net income available to common stockholders      $   39,170   $1,591,104
                                                      ==========   ==========
     Weighted average shares outstanding               5,906,584    5,818,385
     Incremental shares for assumed exercise
     of securities

          Warrants                                            --       18,915

          Options                                        340,563      540,271
                                                      ----------   ----------
                                                       6,247,147    6,377,571
                                                      ==========   ==========
Diluted EPS                                           $     0.01   $     0.25
                                                      ==========   ==========

The 227,750 shares of convertible preferred stock were not included in the computation of diluted EPS as their effect is anti-dilutive.